Exhibit 10.2

Execution Version

WAIVER AND THIRD AMENDMENT TO

MASTER CREDIT FACILITY AGREEMENT

This WAIVER AND THIRD AMENDMENT TO MASTER CREDIT FACILITY AGREEMENT (this “Amendment”) is made as of September 29, 2023, by and among (i) the entities listed as “Borrower” on the signature pages hereto (individually and collectively, “Borrower”), (ii) Sonida Senior Living, Inc., a Delaware corporation (“Guarantor”), (iii) BERKADIA COMMERCIAL MORTGAGE LLC, a Delaware limited liability company (“Original Lender”), and (iv) FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States, and its successors and assigns (“Fannie Mae”).

RECITALS

A. Borrower and Original Lender entered into that certain Master Credit Facility Agreement dated as of December 18, 2018 (as amended by that certain First Amendment to Master Credit Facility Agreement, dated as of July 18, 2019, as amended by that certain Second Amendment to Master Credit Facility Agreement, dated as of July 30, 2019, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Master Agreement”).

B. In connection with the Master Agreement, Borrower entered into that certain Environmental Indemnity Agreement dated as of December 18, 2018 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Environmental Indemnity Agreement”) to and for the benefit of Original Lender.

C. In connection with the Master Agreement, Guarantor entered into that certain Guaranty of Non-Recourse Obligations dated as of December 18, 2018 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) to and for the benefit of Original Lender.

D. All Original Lender’s right, title and interest in and to the Master Agreement and the Loan Documents executed in connection with the Master Agreement and the transactions contemplated by the Master Agreement have been assigned to Fannie Mae pursuant to that certain Assignment of Master Credit Facility Agreement and other Loan Documents, dated as of December 18, 2018 (the “Assignment”). Fannie Mae has not assumed (i) any of the obligations of Original Lender under the Master Agreement to make Future Advances or (ii) any of the obligations of Original Lender which are servicing obligations delegated to Original Lender as servicer of the Advances. Fannie Mae has designated Original Lender as the servicer of the Advances contemplated by the Master Agreement.

E. As of the date hereof, immediately prior to the transactions contemplated by this Amendment, there are two advances outstanding under the Master Agreement comprised of a $150,781,500.00 fixed advance made on December 18, 2018 with a fixed rate of 5.13% (the “Fixed Note”) and a $50,260,500.00 variable advance made on December 18, 2018 at a note rate of 30-Day Average SOFR plus 2.140% plus 0.11448% (the “Variable Note” and together with the Fixed Note, the “Notes”).

Waiver and Third Amendment to Master Credit Facility Agreement

F. Borrower, certain affiliates of Borrower listed on Schedule 1 hereto (the “Borrower Affiliates”), Original Lender and Fannie Mae previously entered into that certain Forbearance Agreement, dated as of June 1, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”), in which Fannie Mae agreed to forbear from exercising its rights and remedies under the Master Agreement and other loan agreements listed on Schedule 2 hereto (collectively, the “Related Loan Agreements”) on the terms set forth therein, notwithstanding the existence of the Events of Default specified on Schedule 3 hereto (such defaults, the “Specified Defaults”).

G. Borrower acknowledges and agrees that the Specified Defaults constitute Events of Default that have occurred and are continuing under Section 14.01(a)(1) of the Master Agreement.

H. Borrower has requested that, in accordance with the provisions of the Forbearance Agreement and the Master Agreement, Fannie Mae and Original Lender (i) make certain amendments to the Master Agreement and (ii) waive the Specified Defaults, in each case, as set forth below.

I. In connection with the foregoing, Fannie Mae, Original Lender, Guarantor and Borrower desire to amend the Master Agreement in certain respects as set forth herein.

J. Fannie Mae, Original Lender, Guarantor and Borrower intend these Recitals to be a material part of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1. Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Master Agreement.

Section 2. Acknowledgment. Borrower, Guarantor, Original Lender and Fannie Mae hereby acknowledge that, as of the date hereof, prior to giving effect to the transactions contemplated by this Amendment:

(a) Fixed Note. The current outstanding principal balance of the Fixed Note is $147,969,214.37 and the accrued and unpaid interest on the Fixed Note is $2,588,907.30 (without yet applying the Monthly Installments paid during the Forbearance Period and held in suspense according to the Forbearance Agreement).

(b) Variable Note. The current outstanding principal balance of the Variable Note is $49,194,538.56 and the accrued and unpaid interest on the Variable Note is $1,226,507.03 (without yet applying the Monthly Installments paid during the Forbearance Period and held in suspense according to the Forbearance Agreement).

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Section 3. Amendments. Subject to the satisfaction (or written waiver) of the conditions precedent specified in Section 8 below, but effective as of the Third Amendment Effective Date (as defined below), the parties hereto agree that the Master Agreement is hereby amended as follows:

(a) Amendments to Schedule 1 to the Master Agreement.

(i) Schedule 1 (Definitions Schedule) to the Master Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

(A) “30-Day Average SOFR” means the “30-Day Average SOFR published by the SOFR Administrator on the SOFR Administrator Website.

(B) “CapEx Deposits” has the meaning assigned thereto in Section 13.01(h)(1).

(C) “CapEx Escrow Account” has the meaning assigned thereto in Section 13.01(h)(1).

(D) “Capital Expenditure Schedule” means Schedule 21 to this Master Agreement.

(E) “Capital Expenditure Obligations” means the amounts payable by Borrower in respect of capital expenditures as set forth on the Capital Expenditure Schedule.

(F) “Conversant Event of Default” means the occurrence of any of the following, whatever the reason for such event and whether it shall be voluntary or involuntary or be effectuated by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a) The FM Commitment Amount or any provision of the Equity Commitment Agreement relating thereto shall cease to be in effect with respect to any Conversant Investor other than in accordance with the terms thereof, or any Conversant Investor or any Person acting on behalf of a Conversant Investor shall take any action for the purposes of terminating, invalidating or rescinding any aspect of the Equity Commitment Agreement relating to the FM Commitment Amount or deny or disaffirm any Conversant Investor’s obligations under the Equity Commitment Agreement relating to the FM Commitment Amount;

(b) Any Conversant Investor shall default in the due performance or observance of any term, covenant or agreement contained in the Equity Commitment Agreement relating to the FM Commitment Amount;

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(c) Any Insolvency Proceeding (as defined in the Equity Commitment Agreement) in respect of any Conversant Investor is commenced, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Conversant Investor’s assets; or

(d) One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any Conversant Investor involving in the aggregate a liability of $3,000,000 or more (exclusing amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof.

(G) “Conversant Investor” means each of Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP.

(H) “Corresponding Tenor” with respect to an Index Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the tenor for the Current Index.

(I) “Deferred Interest” has the meaning assigned thereto in Section 2.03(a)(3).

(J) “Excess Cash Flow” has the meaning assigned thereto in Section 13.01(h).

(K) “Equity Commitment Agreement” means that certain Amended and Restated Equity Commitment Agreement by and among Sonida and the Conversant Investor dated as of September 29, 2023, as in effect on the date hereof.

(L) “Fixed Deferred Interest” has the meaning assigned thereto in Section 2.03(a)(3).

(M) “FM Commitment Amount” has the meaning assigned thereto in the Equity Commitment Agreement.

(N) “Index Adjustment” means 0.11448% (11.448 basis points) per annum.

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(O) “Index Replacement” means, for any Interest Period, the sum determined by Lender as of the Index Replacement Date of: (a) the alternate rate of interest that has been selected by Lender as the replacement for the Current Index for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the SOFR Administrator at such time or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the Current Index for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the Index Replacement Adjustment. If the Index Replacement as determined pursuant to this definition would be less than zero, the Index Replacement shall be deemed to be zero.

(P) “Index Replacement Adjustment” means, for any Interest Period, the first alternative set forth in the order below that can be determined by Lender as of the Index Replacement Date:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the SOFR Administrator for the applicable Unadjusted Index Replacement;

(b) the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for derivative transactions utilizing the ISDA Definitions to be effective upon an index cessation event with respect to the Current Index; or

(c) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Current Index with the applicable Unadjusted Index Replacement by the SOFR Administrator at such time or (2) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Current Index with the applicable Unadjusted Index Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

(Q) “Index Replacement Conforming Changes” means, with respect to any Index Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters, as well as the determination of the effective date for any such changes) that Lender decides may be appropriate to reflect the

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adoption and implementation of such Index Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Index Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with administration of the Advances).

(R) “Index Replacement Date” means the earliest to occur of the following events with respect to the Current Index:

(a) in the case of clause (a) or (b) of the definition of “Index Transition Event,” the date on which the administrator of the Index permanently or indefinitely ceases to provide the Index; or

(b) in the case of clause (c) of the definition of “Index Transition Event,” the date of the public statement or publication of information referenced therein.

(S) “Index Transition Event” means the occurrence of one or more of the following events with respect to the Current Index, including comparable events that affect the published spread adjustment or other components used in the calculation of the Index:

(a) a public statement or publication of information by or on behalf of the administrator of the Index announcing that such administrator has ceased or will cease to provide the Index, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Index;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the Index, the central bank for the currency of the Index, an insolvency official with jurisdiction over the administrator for the Index, a resolution authority with jurisdiction over the administrator for the Index or a court or an entity with similar insolvency or resolution authority over the administrator for the Index, which states that the administrator of the Index has ceased or will cease to provide the Index permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Index; or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of the Index announcing that the Index is no longer representative.

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(T) “Index Unavailability Period” means the period (if any) (a) beginning at the time that an Index Replacement Date has occurred if, at such time, no Index Replacement has replaced the then-current Index for all purposes hereunder and under any Loan Document in accordance with Section 2.03(g) and (b) ending at the time that an Index Replacement has replaced the then-current Index for all purposes hereunder and under any Loan Document in accordance with Section 2.03(g).

(U) “Interest Deferral Period” has the meaning assigned thereto in Section 2.03(a)(3).

(V) “Monetary Default” has the meaning assigned thereto in the Equity Commitment Agreement.

(W) “Net Cash Proceeds” means any and all amounts received by Borrower attributable to the sale of any Mortgage Property less all reasonably incurred costs and expenses related thereto paid by Borrower to third parties unaffiliated with Borrower or Guarantor in due course as reflected on a closing statement provided to Lender and Fannie Mae, including but not limited to pro rations for rents, taxes, and utilities, title expenses, and reasonable brokerage commissions.

(X) “Principal Deferral Period” has the meaning assigned thereto in Section 2.03(a)(3).

(Y) “Related Loan Agreements” means the Related Loan Agreements listed on Schedule 2 to the Third Amendment.

(Z) “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

(AA) “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(BB) “SOFR Administrator Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or such other source generally used by commercial lenders to obtain SOFR for any day.

(CC) “Sonida” means Sonida Senior Living, Inc. (f/k/a Capital Senior Living Corporation), a Delaware corporation.

(DD) “Subject Property Shortfall Amount” means, in connection with any proposed Release of a Release Mortgaged Property hereunder, the difference between (a) the Allocable Facility Amount for such Release Mortgaged Property and (b) the Net Cash Proceeds to be received by Borrower and applied to the Indebtedness hereunder from such sale, provided that such amount shall not be less than zero.

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(EE) “Third Amendment” means that certain Waiver and Third Amendment to Master Credit Facility Agreement, dated as of September 29, 2023, by and among Borrower, Sonida, Lender, and Fannie Mae.

(FF) “Third Amendment Effective Date” means the date on which the conditions precedent set forth in Section 8 of the Third Amendment have been satisfied, which date is October 2, 2023.

(GG) “Unadjusted Index Replacement” means the Index Replacement excluding the Index Replacement Adjustment.

(HH) “Variable Deferred Interest” has the meaning assigned thereto in Section 2.03(a)(3).

(ii) Schedule 1 (Definitions Schedule) to the Master Agreement is hereby amended by amended and restating the definitions of the following defined terms in their entirety as follows:

(A) “Applicable Index” means (a) with respect to any Variable Structured ARM Advance, (i) prior to August 1, 2023, either One Month LIBOR or Three Month LIBOR as set forth in the applicable Schedule of Advance Terms or (ii) at all times after August 1, 2023, 30-Day Average SOFR or the Index Replacement, as applicable, or (b) with respect to any other Variable Advance, the index pursuant to which the Adjustable Rate is determined, as set forth in the applicable Schedule of Advance Terms.

(b) Amendments to Section 2.03 of the Master Agreement.

(i) Section 2.03(a)(3) (Monthly Debt Service Payments) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“Consecutive monthly debt service installments (comprised of either interest only or principal and interest, depending on the Amortization Type), each in the amount of the applicable Monthly Debt Service Payment for an Advance, shall be due and payable on the First Payment Date, and on each Payment Date thereafter until the Maturity Date of such Advance, at which time all Indebtedness relating to such Advance shall be due; provided, however, that notwithstanding anything to the contrary herein, during the period from June 1, 2023 through May 31, 2024 (the “Interest Deferral Period”), (i) with respect to the Variable Advance, a portion of accrued interest thereon during the Interest Deferral Period equal to 1.59% per annum (such portion, the “Variable Deferred Interest”) and (ii) with respect to the Fixed Advance, a portion of accrued interest thereon

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during the Interest Deferral Period equal to 1.25% per annum (such portion, the “Fixed Deferred Interest” and together with the Variable Deferred Interest, the “Deferred Interest”) will not be due and payable on the Payment Dates occurring during the Interest Deferral Period and will instead be deferred (for the avoidance of doubt, the balance of the accrued interest on the Advances after subtracting the applicable Deferred Interest due on each Advance shall remain due and payable on each Payment Date during the Deferral Period); provided, further, that notwithstanding anything to the contrary herein, during the period from June 1, 2023 through May 31, 2026 (the “Principal Deferral Period”), Borrower shall not be required to make the monthly amortization payments of principal on the Advances as part of the applicable Monthly Debt Service Payment which would otherwise become due and payable during the Principal Deferral Period. Commencing June 1, 2024 and thereafter, no portion of any accrued and unpaid interest hereunder shall be considered Deferred Interest, and Borrower shall resume making monthly debt service payments of interest as otherwise provided for by this Master Agreement. Commencing June 1, 2026 and thereafter, the amortization of principal shall resume, and Borrower shall be required to resume making monthly amortization payments of principal on each Advance on each Payment Date through the applicable Maturity Date of each Advance. Any regularly scheduled Monthly Debt Service Payment that is received by Lender before the applicable Payment Date shall be deemed to have been received on such Payment Date solely for the purpose of calculating interest due. All payments made by Borrower under this Master Agreement shall be made without set-off, counterclaim, or other defense.”

(ii) Section 2.03 (Debt Service Payments) of the Master Agreement is hereby amended adding a new subsection 2.03(a)(2)(B)(vii) to read as follows:

“Prior to the expiration of the Interest Rate Cap in place on the Third Amendment Effective Date, the Borrower shall enter into a new Cap Security Agreement and obtain a replacement Interest Rate Cap, in each case, in form and substance satisfactory to Fannie Mae that (x) provides for a cap rate of 4.00% per annum based on a notional amount equal to the Variable Advance and (y) is funded by Monthly Deposits in amounts determined by Fannie Mae made by Borrower into an Interest Rate Cap Reserve Escrow Account held by Lender.”

(iii) Section 2.03 (Debt Service Payments) of the Master Agreement is hereby amended by adding a new subsection 2.03(a)(7) to read as follows:

“(7) Deferred Interest.

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On June 1, 2024, following the expiration of the Interest Deferral Period, Borrower’s obligation to pay accrued and unpaid Deferred Interest shall be waived.”

(iv) Section 2.03 (Debt Service Payments) of the Master is hereby amended by adding a new subsection 2.03(g) to read as follows:

“(g) Index Replacement Setting.

(1) Index Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if an Index Transition Event and its related Index Replacement Date have occurred prior to any setting of the then-current Index, then such Index Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Index settings without any amendment to, or further action or consent of any other party to, this Master Agreement or any other Loan Document.

(2) Conforming Changes. In connection with the use or administration of SOFR, Lender will have the right to make Index Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Index Replacement Conforming Changes will become effective without any further action or consent of any other party to this Master Agreement or any other Loan Document.

(3) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Index Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of an Index Replacement. Lender will notify the Borrower of (x) the removal or reinstatement of any tenor of an Index pursuant to Section 2.03(g)(4) and (y) the commencement of any Index Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 2.03(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Master Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.03(g).

(4) Unavailability of Tenor of Index. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of an Index Replacement), (i) if the then-current Index is a term rate and either (A) any tenor for such Index is not displayed on a screen or other information service that publishes such

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rate from time to time as selected by Lender in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Index has provided a public statement or publication of information announcing that any tenor for such Index is not or will not be representative, then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Index settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for an Index (including an Index Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for an Index (including an Index Replacement), then Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Index settings at or after such time to reinstate such previously removed tenor.”

(c) Amendments to Section 4.02(f) of the Master Agreement. Section 4.02(f) (Notice of Litigation or Insolvency) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“(1) Borrower shall give immediate written notice to Lender of any claims or proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) by or before any Governmental Authority pending or, to Borrower’s knowledge, threatened against or affecting any Borrower Entity, Property Operator, or Identified Party or the Mortgaged Property, which claims, actions, suits or proceedings, if adversely determined reasonably would be expected to materially adversely affect the Licenses, the financial condition or business of any Borrower Entity, Property Operator, or Identified Party or the condition, operation, or ownership of the Mortgaged Property (including any claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material).

(2) Borrower will give at least five (5) Business Days’ prior written notice to Lender prior to the occurrence of any Bankruptcy Event with respect to Borrower or Guarantor.”

(d) Amendments to Section 8.02(b) of the Master Agreement. Section 8.02(b) (Items to Furnish to Lender) of the Master Agreement is hereby amended by adding a new subsection (10) to read as follows:

“(10) Following the Third Amendment Effective Date, Borrower shall furnish to Lender and Fannie Mae:

(A)

not later than each Thursday, commencing on the first Thursday following the Third Amendment Effective Date, a weekly census report covering the prior week for each Seniors Housing Facility operated on the Mortgaged Properties;

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(B)

not later than fifteen (15) business days after the last day of each month, commencing with the month ending September 30, 2023, monthly financial reports for the Borrower at both a property and a corporate level, including income statements, balance sheets, operating statements, rent rolls, and any other information reasonably requested by Fannie Mae; and

(C)

not later than forty-five (45) days after the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2023, quarterly reports on market conditions for each Mortgaged Property, including rents and occupancies at competitive properties, new deliveries to the market, and any other information reasonably requested by Fannie Mae.”

(e) Amendments to Article 13 of the Master Agreement.

(i) Section 13.01 of the Master Agreement is hereby amended by adding a new subsection 13.01(h) to read as follows:

“(h) Excess Cash Flow and Cash Sweeps

Commencing with the month ending October 31, 2023 and for each of the next 11 months ending thereafter, to the extent that Borrower generates Net Cash Flow in excess of the Debt Service Amounts (such excess, the “Excess Cash Flow”) for such month, Borrower shall, within five (5) Business Days following the delivery due date of the monthly financial reports in Section 3(c)(10)(B) above, deliver to Fannie Mae a written calculation of such Excess Cash Flow in form and substance satisfactory to Fannie Mae, and such Excess Cash Flow shall be applied following the delivery of such calculation as follows:

(1) Borrower shall deliver an amount equal to 50% of the Excess Cash Flow (such amount, the “CapEx Deposits”) for such month to Lender to be maintained in one or more reserve accounts controlled by the Lender (such account or accounts, the “CapEx Escrow Account”) and used to fund the Capital Expenditure Obligations; and

(2) Borrower may retain the remaining 50% of such Excess Cash Flow for such month and use such amount for any lawful corporate purpose, including to pay any Subject Property Shortfall Amount, but may not use such Excess Cash Flow to pay dividends of any kind to any parent, owner, investor or Borrower Affiliate or to pay any funded-debt obligation owed to any Person other than Fannie Mae.”

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(ii) Section 13.01 of the Master Agreement is hereby amended by adding a new subsection 13.01(i) to read as follows:

“(i) Capital Expenditures

Borrower shall:

(1) timely fund all Capital Expenditure Obligations in accordance with the Capital Expenditure Schedule or as required in the ordinary course of business, as applicable, regardless of whether funds on deposit in the CapEx Escrow Account are sufficient, prior to any request for disbursement from the CapEx Escrow Account;

(2) pay all applicable fees and charges of any Governmental Authority on account of the Capital Expenditure Obligations; and

(3) provide evidence satisfactory to Lender and Fannie Mae of completion of the applicable Capital Expenditure Obligations.

(iii) Section 13.02 of the Master Agreement is hereby amended by adding a new subsection 13.02(g) to read as follows:

“(g) CapEx Escrow Account and Capital Expenditure Obligations.

(1) Non-Interest Bearing Account.

Lender shall not be obligated to deposit the CapEx Deposits into an interest-bearing account.

(2) Disbursements by Lender Only.

Only Lender or a designated representative of Lender may make disbursements from the CapEx Escrow Account. With respect to and except as provided in this Section 13.02(g)(CapEx Escrow Account and Capital Expenditures), disbursements shall only be made upon Borrower request and after satisfaction of all conditions for disbursement. Fannie Mae and Lender agree to use all commercial and reasonable means to expeditiously process such Excess Cash Flow reserve draws payable to Borrower in accordance with this Section 13.02(g) (CapEx Escrow Account and Capital Expenditures).

(3) Disbursements for Capital Expenditure Obligations.

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Disbursement requests may only be made after payment of the applicable Capital Expenditure Obligations and only to reimburse the applicable Borrower for the actual amount thereof, including deposits required to be made by Borrower for such Capital Expenditure Obligations. Lender shall not disburse from the CapEx Escrow Account for costs which are to be reimbursed from the Replacement Reserve Account, the Repairs Escrow Account or any similar account or for any other purpose unless approved by Fannie Mae. Disbursements from the CapEx Escrow Account shall not be made more frequently than monthly. Other than in connection with a final request for disbursement, disbursements from the CapEx Escrow Account shall not be less than $5,000.00.

(4) Disbursement Requests.

Each request by Borrower for disbursement from the CapEx Escrow Account must be in writing, must specify the Capital Expenditure Obligation for which reimbursement is requested and must:

(A) if applicable, specify the quantity and price of the items or materials purchased, grouped by type or category;

(B) if applicable, specify the cost of all contracted labor or other services or projects included in such the Capital Expenditure Obligations for which such request for disbursement is made;

(C) if applicable, include copies of invoices for all items or materials purchased and all contracted labor or services provided;

(D) include evidence of payment of such Capital Expenditure Obligations satisfactory to Lender and Fannie Mae;

(E) contain a certification by Borrower that the Capital Expenditure Obligations have been completed lien free and in a good and workmanlike manner, in accordance with any plans and specifications listed on the Capital Expenditure Schedule or previously approved by Fannie Mae (if applicable) and in compliance with all Applicable Law, and otherwise in accordance with the provisions of this Master Agreement.

(5) Conditions to Disbursement.

Lender may require any or all of the following at the expense of Borrower as a condition to disbursement of funds from the CapEx Escrow Account:

(A) an inspection by Lender or Fannie Mae of the applicable Mortgaged Property and the Capital Expenditure Obligations to be reimbursed from such disbursement;

(B) an inspection or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer or property inspector, depending on the nature of the Capital Expenditure Obligations to be reimbursed from such disbursement) selected by Lender or Fannie Mae;

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(C) for Capital Expenditure Obligations over $100,000, a search of title to the applicable Mortgaged Property effective to the date of completion of the Capital Expenditure Obligations to be reimbursed from such disbursement; and

(D) an acknowledgement of payment, waiver of claims, and release of lien for work performed and materials supplied from each contractor, subcontractor or materialman in accordance with the requirements of Applicable Law and covering all work performed and materials supplied (including equipment and fixtures) for the applicable Mortgaged Property by that contractor, subcontractor, or materialman through the date of completion of the Capital Expenditure Obligations to be reimbursed from such disbursement.

(6) Final Disbursements.

Upon payment in full of the Indebtedness and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower any and all amounts then remaining in the CapEx Escrow Account (if not previously released).

(f) Amendments to Section 14.01 of the Master Agreement.

(i) Section 14.01(a)(19) of the Master Agreement is hereby amended by deleting the final “or,” and Section 14.01(a)(20) of the Master Agreement is hereby amended by replacing the period with a semicolon.

(ii) Section 14.01(a) of the Master Agreement is hereby amended by adding new subsections 14.01(a)(21), 14.01(a)(22), and 14.01(a)(23) to read as follows:

“(21) any breach of any covenant set forth in Section 10 of the Third Amendment;

(22) any breach by the Conversant Investor of any of its obligations in respect of the FM Commitment Amount under the Equity Commitment Agreement, provided that, with respect to any failure by the Conversant Investor to fund an Equity Draw under the FM Commitment Amount, if, within 10 days following the due date of the applicable Equity Draw, funding thereof is provided by another investor to Sonida and the proceeds thereof are used strictly in accordance with the terms of the Equity Commitment Agreement, the Event of Default which occurred under this Section 14.01(a)(22) with respect to such failure to fund by the Conversant Investor will be deemed cured; and

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(23) any Conversant Event of Default.”

(g) Amendments to Schedule 3.2 to Master Agreement.

(i) The “Adjustable Rate” portion of Schedule 3.2 (Schedule of Advance Terms) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

Adjustable Rate	Until the first Rate Change Date, the Initial Adjustable Rate, and from and after each Rate Change Date following the first Rate Change Date until the next Rate Change Date, a per annum interest rate that is the sum of (i) the Current Index, (ii) the Margin, and (iii) the Index Adjustment, which sum is then rounded to the nearest three (3) decimal places; provided, however, that the Adjustable Rate shall never be less than the Margin.

(ii) The “Index” portion of Schedule 3.2 (Schedule of Advance Terms of the Master Agreement is hereby amended and restated in its entirety to read as follows:

Index	30-Day Average SOFR

(iii) The “Rate Change Date” portion of Schedule 3.2 (Schedule of Advance Terms of the Master Agreement is hereby amended and restated in its entirety to read as follows:

Rate Change Date	The First Payment Date and the first (1st) day of each month thereafter until the Advance is fully paid

(h) Amendments to Schedule 10 to Master Agreement.

(i) Schedule 10 (Mortgaged Property Release Schedule) of the Master Agreement is hereby amended by adding a new Section (a)(3) to read as follows:

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“(3) Notwithstanding anything herein or in the Master Agreement to the contrary, following the Third Amendment Effective Date, Borrower shall not market or sell, and Lender shall not provide a Release for, any Mortgaged Property for an amount less than the Release Price for such Mortgaged Property unless the Subject Property Shortfall Amount is satisfied in the manner set forth in Section (e)(4) of this Mortgaged Property Release Schedule at the time of the Release of such Mortgaged Property.”

(ii) Section (e)(4) of Schedule 10 (Mortgaged Property Release Schedule) of the Master Agreement is hereby amended and restated in its entirety to read as follows:

“(4) receipt by Lender of the Release Price and all amounts owing under Section (c) (Release Price) of this Mortgaged Property Release Schedule, or, in connection with a Staggered Substitution, receipt by Lender of the Substitution Deposit (inclusive of the Substitution Cost Deposit) to the extent necessary under Section (g)(1) (The Substitution Deposit) of this Mortgaged Property Release Schedule; provided that, following the Third Amendment Effective Date, if the Net Cash Proceeds from the sale of the Release Mortgaged Property are less than the Release Price for such Release Mortgaged Property, Borrower may satisfy the Subject Property Shortfall Amount and be deemed to have paid the applicable Release Price by (x) paying to Lender an amount equal to such Subject Property Shortfall Amount from the proceeds of an equity investment made by Conversant Investor or any other investor in the common stock of Sonida which is contributed to the applicable Borrower for purposes of paying the Subject Property Shortfall Amount, (y) reallocating a portion of the Subject Property Shortfall Amount to the remaining Allocable Facility Amount for the remaining Mortgaged Properties in a manner satisfactory to Fannie Mae in its sole and absolute discretion, or (z) entering into other arrangements that are acceptable to and approved of by Fannie Mae in its sole and absolute discretion;”

(i) Additional Schedule to Master Agreement.

(i) The Master Agreement is hereby amended by adding a new Schedule 21 (Capital Expenditure Schedule) to be in the form of Exhibit A hereto.

Section 4. Limited Waiver under Master Agreement. Subject to the satisfaction (or written waiver) of the conditions precedent specified in Section 8 below, but effective as of the Third Amendment Effective Date, Fannie Mae and Original Lender, hereby waive the Specified Defaults. The waiver in this Section 4 is limited in nature and shall only apply to the Specified Defaults. Nothing contained herein is intended to or shall be deemed or construed to (x) constitute a waiver of any default or Event of Default whether arising prior to, on or after the Third Amendment Effective Date (other than the Specified Defaults), (y) constitute a waiver of compliance with any term or provision of the Master Agreement or any other Loan Document or applicable law (other than the Specified Defaults) or (z) establish a custom or course of dealing between the Borrower, on the one hand, and the Fannie Mae and/or Original Lender, on the other hand.

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Section 5. Confirmation of Obligations and Environmental Indemnity Agreement. Borrower (a) confirms its obligations under the Security Instrument and other Security Documents, (b) confirms its obligations under the Environmental Indemnity Agreement, (c) confirms that its obligations under the Master Agreement, any Note and other Loan Documents as modified hereby are entitled to the benefits of the Liens set forth in the Security Instrument and other Security Documents, (d) confirms that its obligations under the Master Agreement as modified hereby constitute obligations of the Borrower under the Master Agreement and other Loan Documents, and such obligations shall remain in full force and effect, and it shall be fully liable for the observance of all such obligations, and (e) agrees that the Master Agreement as modified hereby is the Master Agreement under and for all purposes of the Security Instrument and other Loan Documents. Borrower, by its execution of this Amendment, hereby confirms that its obligations under the Master Agreement, each Note, the Security Instrument, the Environmental Indemnity Agreement, and each other Loan Document shall remain in full force and effect, and such obligations shall continue to be entitled to the benefits of the grant set forth in the Security Instrument and other Security Documents.

Section 6. Confirmation of Guaranty. Guarantor (a) acknowledges and consents to this Amendment and all changes to the terms and conditions of the Master Agreement as set forth in this Amendment, (b) agrees that the Master Agreement as modified hereby is the Master Agreement under and for all purposes of the Guaranty and the other Loan Documents, (c) confirms to Original Lender and Fannie Mae that the terms and conditions of the Guaranty remain in full force effect as of the Third Amendment Effective Date, both immediately prior to and immediately after giving effect to this Amendment, (d) confirms that its obligations under the Guaranty shall remain in full force and effect, and it shall be fully liable for the observance of all such obligations, and (e) confirms and ratifies the Loan Documents it has previously executed in connection with the Master Agreement.

Section 7. Beneficiaries. Each of (a) the Confirmation of Obligations and Environmental Indemnity Agreement in Section 5 of this Amendment and (b) the Confirmation of Guaranty in Section 6 of this Amendment are made for the express benefit of both Original Lender and Fannie Mae.

Section 8. Conditions Precedent. The amendment to the Master Agreement set forth in Section 3 hereof and the limited waiver set forth in Section 4 hereof shall become effective upon the satisfaction of the following conditions precedent (the date on which such conditions precedent are satisfied being referred to herein as the “Third Amendment Effective Date”):

(a) Execution. Fannie Mae shall have received counterparts of this Amendment executed by the Borrower, Guarantor and Original Lender.

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(b) Amendments to Related Loan Agreements. Fannie Mae shall have received counterparts of the amendments (the “Related Loan Agreement Amendments”) to each of the Related Loan Agreements executed by all parties thereto, in each case in form and substance satisfactory to Fannie Mae and dated as of the Third Amendment Effective Date.

(c) Conditions to Related Loan Agreement Amendments. Fannie Mae shall have received evidence satisfactory to Fannie Mae that all conditions precedent to the effectiveness of each Related Loan Agreement Amendment have been satisfied as of the Third Amendment Effective Date.

(d) Amendment to Equity Commitment Agreement. Fannie Mae shall have received a duly executed Amended and Restated Equity Commitment Agreement, which amends that certain Equity Commitment Agreement by and among Guarantor and the Conversant Investor, dated as of June 29, 2023, executed by all parties thereto in form and substance satisfactory to Fannie Mae and dated as of the Third Amendment Effective Date.

(e) Corporate Guaranty. Fannie Mae shall have received a duly executed payment guaranty (the “Corporate Guaranty”) in the amount of Ten Million Dollars ($10,000,000.00) executed by the Guarantor in form and substance satisfactory to Fannie Mae and dated as of the Third Amendment Effective Date.

(f) Second Payment Guaranty. Fannie Mae shall have received a duly executed payment guaranty (the “Second Payment Guaranty”) in the amount of Five Million Dollars ($5,000,000.00) with respect to the Second Payment (as defined below) executed by the Guarantor in form and substance satisfactory to Fannie Mae and dated as of the Third Amendment Effective Date.

(g) Real Estate Deliverables. Fannie Mae shall have received the following, in each case in form and substance satisfactory to Fannie Mae, for each Mortgaged Property, either (x) in accordance with Section 5.02 of the Master Agreement, a “date-down” endorsement if available that amends the effective date of the applicable Title Policy to the Third Amendment Effective Date to the extent any such endorsements will not require Borrower to pay any additional title insurance premiums in excess of the cost of such endorsement or (y) a title search satisfactory to Fannie Mae showing that the existing lien securing the Notes (the “Mortgage Lien”) has not been impaired and no new liens have been filed against the applicable Mortgaged Property since date the Mortgage Lien was recorded.

(h) Borrower Authorizations. Fannie Mae shall have received a Certificate of Borrower, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Amendment as of the date hereof,

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certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certification of the names and true signatures of the officers of each Borrower authorized to sign this Amendment and the other documents required to be delivered hereunder, (iii) a good standing certificate of each Borrower from the applicable Governmental Authority of each Borrower’s jurisdiction of formation and (iv) copies of each organizational document of each Borrower, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

(i) Guarantor Authorizations. Fannie Mae shall have received an Organizational Certificate of Guarantor, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of Guarantor approving and authorizing the execution, delivery and performance of this Amendment, the Payment Guaranty, the Second Payment Guaranty and each other action of Guarantor contemplated by this Amendment as of the date hereof, certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certificate of the secretary, an assistant secretary or other authorized officer of Guarantor certifying the names and true signatures of the officers of Guarantor authorized to sign this Amendment, the Payment Guaranty, the Second Payment Guaranty and the other documents required to be delivered hereunder, (iii) a good standing certificate from the applicable Governmental Authority of Guarantor’s jurisdiction of incorporation, organization or formation and (iv) copies of each Organizational Document of Guarantor, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

(j) Investor Authorizations. Fannie Mae shall have received an Organizational Certificate of each Investor, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of each Investor approving and authorizing the execution, delivery and performance of the Equity Commitment Agreement and each other action of such Investor contemplated by this Amendment as of the date hereof, certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certificate of the secretary, an assistant secretary or other authorized officer of each Investor certifying the names and true signatures of the officers of such Investor authorized to sign the Equity Commitment Agreement and the other documents required to be delivered hereunder, (iii) a good standing certificate from the applicable Governmental Authority of each Investor’s jurisdiction of incorporation, organization or formation and (iv) copies of each Organizational Document of each Investor, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

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(k) Legal Opinions. Fannie Mae shall have received the following, in each case in form and substance satisfactory to Fannie Mae, addressed to Fannie Mae and Original Lender, and dated as of the Third Amendment Effective Date: (1) an opinion of counsel to Borrower and Guarantor with respect to this Amendment, the Corporate Guaranty, and the Second Payment Guaranty and (2) an opinion of counsel to the Conversant Investor (which may be in-house counsel) with respect to the Equity Commitment Agreement.

(l) Lien Searches. Fannie Mae shall have received Lien, judgment and bankruptcy searches with respect to Borrower, Guarantor, each Investor and each Mortgaged Property in scope satisfactory to Fannie Mae and with results showing no Liens (other than Liens in favor of the Original Lender and other Permitted Encumbrances).

(m) Amendment Fee. Borrower shall have paid to Fannie Mae an amendment fee in the amount of $15,000.00 (the “Third Amendment Fee”). The Third Amendment Fee shall be fully earned and due and payable in cash on the Third Amendment Effective Date. Borrower hereby agrees that once paid, the Third Amendment Fee shall not be refundable under any circumstances and shall not be subject to reduction by way of set off or counterclaim.

(n) Fees and Expenses. Borrower shall have paid all fees, expenses, charges, and disbursements (i) due and payable under the Loan Documents on or prior to the date hereof and (ii) associated with documenting this Amendment, in each case including all fees, expenses, charges and disbursements of Fannie Mae and Original Lender (including the legal fees and expenses of Reed Smith LLP).

Section 9. Effect of Amendment. On the Third Amendment Effective Date, the Master Agreement shall be modified in accordance with this Amendment, all references to the Master Agreement in any Loan Document shall be deemed to be references to the Master Agreement as modified by this Amendment, and the Forbearance Agreement shall be of no further force or effect. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Guarantor to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Master Agreement or any other Loan Document in similar or different circumstances. On and after the Third Amendment Effective Date, this Amendment, the Payment Guaranty, the Second Payment Guaranty, and the Equity Commitment Agreement shall each constitute a “Loan Document” for all purposes of the Master Agreement and the other Loan Documents and any breach of the Borrower’s obligations hereunder shall constitute an immediate Event of Default under the Master Agreement. This Amendment shall be limited as written and nothing herein shall

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be deemed to constitute an amendment or waiver of any other term, provision or condition of any of the Loan Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that Fannie Mae or Original Lender may now have or may in the future have under any of the Loan Documents. Except as herein provided, the Master Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment, the Master Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto and thereto or any of them with respect to the subject matter hereof.

Section 10. Covenants. Borrower and Guarantor, as applicable, hereby covenant and agree that:

(a) Second Payment. On or before June 1, 2024, Borrower and/or the Borrower Affiliates shall make a payment to Fannie Mae in the amount of Five Million Dollars ($5,000,000.00) in immediately available funds (the “Second Payment”). The Second Payment shall be applied to the principal amount outstanding under the Master Agreement and/or the Related Loan Agreements; provided that Fannie Mae shall determine the allocation of the Second Payment between the Master Agreement and/or the Related Loan Agreements.

(b) No Dividends. Notwithstanding anything to the contrary in the Master Agreement, commencing on the Third Amendment Effective Date until December 1, 2026, Borrower and Guarantor shall not (i) make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital stock or other equity interest of Borrower or (ii) purchase, redeem or otherwise acquire for value any capital stock or other equity interest of Borrower now or hereafter outstanding; provided, however, nothing in this Section 10(b) shall (i) interfere with the ordinary transfer of funds between Borrower and any Borrower Affiliate for the purpose of paying pooled expenses incurred in the ordinary course of business and ordinarily allocable to Borrower as part of Borrower’s ordinary centralized disbursement procedures consistent with past practices; or (ii) preclude Guarantor from issuing shares of its common stock to raise money for market transactions including without limitation purchasing additional communities and/or other community-owning entities or similar transactions. Notwithstanding the foregoing, commencing with the date that is 18 months following the Third Amendment Effective Date, Guarantor shall be permitted to pay dividends solely to the extent that both before and after giving effect to such dividend, (i) no default or Event of Default exists or would occur as a result thereof under the Master Agreement or any other Loan Document and (ii) the Debt Service Coverage Ratio for each Mortgaged Property, determined on a pro forma basis and after reducing the calculation of Net Cash Flow therein by the amount of such dividend, but without taking into account the effect of this Amendment on the calculation of the Facility Debt Service for such Mortgaged Property, equals or exceeds 1.25 for the trailing twelve-month periods ended as of the last day of each of the two most recently ended fiscal quarters for which financial statements relating thereto have been delivered to Fannie Mae.

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(c) Reserve Funding. Borrower shall continue to fund all Replacement Reserve Deposits, Repairs Escrow Deposits, Monthly Cap Escrow Payments, Imposition Deposits, and all other reserves, escrows, impositions and other amounts required pursuant to the Master Agreement and any other Loan Document.

(d) Draws under Equity Commitment Agreement. Guarantor will (i) promptly make Equity Draws (as defined under the Equity Commitment Agreement) under the Equity Commitment Agreement and contribute the proceeds thereof to Borrower as needed to enable each Borrower to pay all of its liabilities and other obligations as they come due, (ii) promptly make an Equity Draw under the Equity Commitment Agreement and contribute such amounts to Borrower if Fannie or Lender shall at anytime notify Guarantor or any Borrower that it reasonably believes such an Equity Draw to be necessary to enable any Borrower to pay its liabilities and other obligations as they come due, (iii) take all action to enforce its rights under the Equity Commitment Letter, including any action requested to be taken by Fannie Mae or Lender and (iv) issue a Draw Notice (as defined in the Equity Commitment Agreement) in an amount equal to 100% of the remaining unfunded portion of the FM Commitment Amount immediately upon the occurrence of any Monetary Default which Draw Notice shall direct that if such Monetary Default is not been cured to the satisfaction of Fannie Mae within ten (10) days following the occurrence thereof, the proceeds of such Equity Draw must be paid directly to Fannie Mae for application to the Notes. Upon receipt of the proceeds of any Mandatory Funding (as defined in the Equity Commitment Agreement) Fannie Mae and the Lender may apply such amounts to the outstanding Indebtedness under the Master Agreement and/or the Related Loan Agreements in such manner as it determines in its sole and absolute discretion.

(e) Notice of Insolvency Proceedings. Guarantor will give at least five (5) Business Days’ prior written notice to Fannie Mae prior to the occurrence of any Bankruptcy Event with respect to Guarantor or Borrower.

(f) Post-Closing Lien Releases. Borrower agrees to, within thirty (30) days following the Third Amendment Effective Date (or within such later period as may be agreed by Fannie Mae in its sole and absolute discretion), provide evidence satisfactory to Fannie Mae that the lien encumbering the Mortgaged Property known as Summit Point in favor of Modern Builders Supply, Inc. has been terminated and released.

Section 11. Representations and Warranties of Borrower. Borrower represents and warrants to Fannie Mae and Original Lender that, as of the Third Amendment Effective Date:

(a) Existence and Good Standing; Power and Authority. Each Borrower (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has the power and authority to execute, deliver and perform its obligations under this Amendment;

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(b) Due Authorization and Execution. The execution, delivery and performance of this Amendment has been duly authorized by all requisite limited liability company action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower;

(c) Binding Obligation. This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(d) Consents. The execution and delivery by Borrower of this Amendment does not require any approval, consent, exemption or authorization of, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for such consents and approvals as have already been obtained;

(e) No Conflicts. Neither the execution nor the delivery of this Amendment by Borrower, nor the performance of or compliance with the terms and provisions of this Amendment or the Master Agreement (as amended hereby) by Borrower, does or will (i) contravene any provision of Borrower’s Organizational Documents, (ii) conflict with or result in a breach or contravention of, or the creation of any lien under, (A) any material contractual obligation to which any Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Borrower or its property is subject, or (iii) violate any Applicable Law;

(f) No Default. After giving effect to this Amendment, no default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment;

(g) Prior Representations. Both immediately before and after giving effect to this Amendment, the representations and warranties of each Borrower and the Guarantor set forth in the Master Agreement and the other Loan Documents are true and correct; and

(h) No Defenses. Borrower has no defenses, setoffs, deductions, or claims against Fannie Mae or Original Lender arising out of any Advance evidenced by the Notes, the Master Agreement and the other Loan Documents and that each of Fannie Mae’s rights and remedies as set forth in the Loan Documents is fully enforceable on the terms and conditions stated in the Loan Documents, except as modified by this Amendment.

Section 12. Representations and Warranties of Guarantor. Guarantor represents and warrants to Fannie Mae and Original Lender that, as of the Third Amendment Effective Date:

(a) Existence and Good Standing; Power and Authorization. Guarantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of State of Delaware, and (ii) has the power and authority to execute, deliver and perform its obligations under this Amendment, the Corporate Guaranty, and the Second Payment Guaranty;

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(b) Due Authorization and Execution. The execution, delivery and performance of this Amendment, the Payment Guaranty, and the Second Payment Guaranty has been duly authorized by all requisite corporate action on the part of Guarantor and that this Amendment has been duly executed and delivered by Guarantor;

(c) Binding Obligation. This Amendment, the Payment Guaranty, and the Second Payment Guaranty constitute the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(d) Consents. The execution and delivery by Guarantor of this Amendment, the Corporate Guaranty, and the Second Payment Guaranty does not require any approval, consent, exemption or authorization of, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for such consents and approvals as have already been obtained; and

(e) No Conflicts. Neither the execution nor the delivery of this Amendment the Payment Guaranty, and the Second Payment Guaranty by Guarantor nor the performance of or compliance with the terms and provisions of this Amendment, the Payment Guaranty, and the Second Payment Guaranty does or will (i) contravene any provision of Guarantor’s Organizational Documents, (ii) conflict with or result in a breach or contravention of, or the creation of any lien under, (A) any material contractual obligation to which Guarantor is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Guarantor or its property is subject, or (iii) violate any Applicable Law.

Section 13. Pledge of Equity Commitment Agreement.

(a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Guarantor and the Borrower hereby pledge, grant and collaterally assign to Fannie Mae a security interest in all: (i) right, title and interest of Guarantor and the Borrower in and to the Equity Commitment Agreement relating to the FM Commitment Amount and to all funds paid and to be paid by Conversant Investor or one (1) or more of its designees, as the case may be, pursuant the FM Commitment Amount under the Equity Commitment Agreement, and (ii) all other claims, rights, powers, privileges, interests and remedies of Guarantor and the Borrower arising under the Equity Commitment Agreement relating to the FM Commitment Amount, including those resulting from any failure by Conversant Investor or one (1) or more of its designees, as the case may be, to perform its obligations thereunder, together in each case with the full power and authority to demand payment of, enforce, collect, receive and deliver receipt for any and all of the foregoing.

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(b) Each of Guarantor and the Borrower hereby acknowledges and agrees for the benefit of Fannie Mae and Original Lender that (i) Conversant Investor’s obligations to make any Equity Draw (as defined in the Equity Commitment Agreement) under the FM Commitment Amount and any Equity Draw made thereunder with respect thereto constitute payment intangibles (within the meaning of the UCC) owing to Guarantor and the Borrower, and (ii) the this Amendment constitutes a notification authenticated by Guarantor, the Borrower and Fannie Mae, for the benefit of Fannie Mae and the Original Lender, that any and all of Guarantor’s and the Borrower’s rights to the FM Commitment Amount and all Equity Draws required or caused to be made by any Investor and Guarantor have been collaterally assigned to Fannie Mae as security for the Indebtedness.

(c) Each of Guarantor and Borrower hereby acknowledges and agrees that Fannie Mae and the Original Lender have expressly relied on the effectiveness of the Equity Commitment Agreement (and, in particular, Conversant Investor’s and Guarantor’s respective commitments to make the Equity Draws relating to the FM Commitment Amount under any and all circumstances in accordance with the terms thereof) in entering into this Amendment and from time to permit to remain outstanding, extensions of credit under the Master Agreement to the Borrower. Accordingly, the parties hereto agree and acknowledge that Fannie Mae shall at any time be entitled, and each Guarantor and Borrower hereby irrevocably constitutes and appoints Fannie Mae and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in their respective place and stead or, at the option of Fannie Mae, in the name of Fannie Mae, (i) to enforce the terms of the Equity Commitment Agreement, including Conversant Investor’s obligations thereunder to make the Equity Draws with respect to the FM Commitment Amount, and to exercise any and all rights and remedies under the Equity Commitment Agreement and/or applicable law arising from any breach by any or all of Guarantor, Conversant Investor and Borrower of their respective obligations thereunder, and (ii) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purpose of the Equity Commitment Agreement, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Equity Commitment Agreement has been terminated in accordance with the terms thereof.

(d) Guarantor hereby authorizes Fannie Mae or its designee, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to the foregoing pledge of Guarantor’s right, title and interest in and to the Equity Commitment Agreement relating to the FM Commitment Amount, all funds paid and to be paid by Conversant Investor or its designees, as the case may be, pursuant the FM Commitment Amount under the Equity Commitment Agreement, and all other claims, rights, powers, privileges, interests and remedies of Guarantor arising under the Equity Commitment Agreement relating to the FM Commitment Amount, in such form and in such offices as Fannie Mae determines necessary or appropriate to perfect, or continue or maintain perfection of, the security interests of Fannie Mae under this Section.

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Section 14. Release. Borrower and Guarantor hereby releases and forever discharges Fannie Mae, Original Lender, and their respective predecessors, successors, assigns, affiliates, officers, directors, employees, attorneys, agents and each current or substitute trustee under the Security Instruments (collectively, the “Indemnitee”), from all Claims, as defined below, and agrees to indemnify the Indemnitee, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims or the breach of this Amendment, the Master Agreement, the Corporate Guaranty, the Second Payment Guaranty, or the other Loan Documents. As used in this Amendment, the term “Claims” shall mean any and all possible claims, demands, actions, causes of action, costs, expenses and liabilities of any kind or nature whatsoever, liquidated or unliquidated, fixed or contingent, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Amendment, including but not limited to claims based on usury, any state deceptive trade practices laws, violations of law relating to hazardous substance or environmental contamination, which Borrower or Guarantor, or any of their respective beneficiaries, may now or hereafter have against the Indemnitee, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of laws or regulations, or otherwise in connection with this Amendment, the Master Agreement, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitee, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, any claim for wrongfully accelerating any amounts due under this Amendment, the Master Agreement, the Notes, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document or wrongfully attempting to foreclose on any collateral relating to this Amendment, the Master Agreement, the Notes, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document, or any claim to equitably subordinate Fannie Mae’s claims under § 510(c) of the Bankruptcy Code, but in each case only to the extent permitted by applicable law. This release is solely for the benefit of the Indemnitee and not for any third parties. This release is accepted by Fannie Mae and Original Lender pursuant to this Agreement and shall not be construed as an admission of liability on the part of Fannie Mae or Original Lender. Borrower, Guarantor, Fannie Mae, and Original Lender have negotiated this Amendment at arms’ length, and Borrower and Guarantor are not in a disparate bargaining position relative to Fannie Mae and Original Lender. Each of Borrower and Guarantor has carefully evaluated the provisions of this Agreement. Each of Borrower and Guarantor acknowledges and agrees that its relationship with Fannie Mae is strictly that of borrower to creditor, that no special relationship exists between Borrower or Guarantor and Fannie Mae, and that Fannie Mae has no fiduciary obligation or similar obligation to Borrower or Guarantor. Fannie Mae hereby disclaims any and all implied obligations to Borrower or Guarantor, including but not limited to any obligation to consider or look out for the interests of Borrower or Guarantor and any other obligation not expressly stated in this Amendment, the Master Agreement, the Corporate Guaranty, the Second Payment Guaranty, or the other Loan Documents. Each of Borrower and Guarantor hereby represents and warrants that it is the current legal and beneficial owner of all Claims, if any, released hereby and it has not transferred, pledged or assigned or agreed to transfer, pledge or assign to any other individual or entity any of the Claims described in this section.

Waiver and Third Amendment to Master Credit Facility Agreement	27

Section 15. Costs and Expenses. Each of Borrower and Guarantor, as applicable, hereby reaffirms its respective obligation to pay, and shall pay, all costs and expenses (including, but not limited to, legal fees and expenses) incurred by Fannie Mae under this Amendment, the Master Agreement, the Corporate Guaranty, the Second Payment Guaranty, and the other Loan Documents, including all costs and expenses incurred by Fannie Mae in connection with the preparation, negotiation, and administration of this Amendment, the Corporate Guaranty, and the Second Payment Guaranty, and, in each case, any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein or therein are consummated.

Section 16. No Novation or Mutual Departure. Borrower and Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Master Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 3 hereof. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Fannie Mae or Original Lender under the Master Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Master Agreement or any of the other Loan Documents.

Section 17. Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Amendment, the Master Agreement or any other Loan Document, or in any amendment or other modification hereof or thereof (including waivers and consents), shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the delivery of an executed counterpart of a signature page of this Amendment or any other such document by any such means (including “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof or thereof.

Section 18. Choice of Law; Consent to Jurisdiction. Notwithstanding anything herein to the contrary, each of the terms and provisions, and rights and obligations of Borrower and Guarantor under this Amendment, shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the District of Columbia (excluding the law applicable to conflicts or choice of law) except to the extent of procedural and substantive matters relating only to the creation, perfection, and foreclosure of liens and security interests, and enforcement of the rights and remedies, against the Mortgaged Properties, which matters shall be governed by the laws of the jurisdiction in which a Mortgaged Property is located, and as to the perfection, the effect of perfection and non-perfection and foreclosure of security interests on personal property, which matters shall be governed by the laws of the jurisdiction determined by the choice of law provisions of the Uniform Commercial Code in effect for the jurisdiction in which any Borrower is organized. Borrower and Guarantor agree that any controversy arising under or in relation to this Amendment shall be, except as otherwise provided herein, litigated in the District of Columbia. The local and federal courts and authorities with jurisdiction in the

Waiver and Third Amendment to Master Credit Facility Agreement	28

District of Columbia shall, except as otherwise provided herein, have jurisdiction over all controversies which may arise under or in relation to this Amendment, including those controversies relating to the execution, jurisdiction, breach, enforcement, or compliance with this Amendment, or any other issue arising under, relating to, or in connection with this Amendment. Borrower and Guarantor irrevocably consent to service, jurisdiction, and venue of such courts for any litigation arising from this Amendment, and waive any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. Nothing contained herein, however, shall prevent Fannie Mae or Original Lender from bringing any suit, action, or proceeding or exercising any rights against Borrower, Guarantor and against the collateral in any other jurisdiction. Initiating such suit, action, or proceeding or taking such action in any other jurisdiction shall in no event constitute a waiver of the agreement contained herein that the laws of the District of Columbia shall govern the rights and obligations of Borrower, Original Lender and Fannie Mae as provided herein or the submission herein by Borrower to personal jurisdiction within the District of Columbia.

Section 19. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, GUARANTOR, LENDER AND FANNIE MAE (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AMENDMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER, THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL

[The Remainder of This Page Has Been Intentionally Left Blank.]

Waiver and Third Amendment to Master Credit Facility Agreement	29

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

CSL MARION, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL NORTH POINTE SC, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL SUMMIT PLACE SC, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL LAURELHURST NC, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

CSL ASPEN GROVE, LLC,
a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL HERITAGE, LLC,
a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL ELKHORN, LLC,
a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL WYNNFIELD CROSSING, LLC,
a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

CSL RIVERBEND IN, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL SUMMIT POINT, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL CHARDON, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

CSL HAMILTON, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL GRANBURY, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL HARTFORD, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL WEST BEND, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

CSL KEYSTONE WOODS, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL BATESVILLE, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

CSL WHITE RIVER, LLC, a Delaware limited liability company

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	President

Date:	9/29/23

[Signatures Continue on Next Page]

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

GUARANTOR:

SONIDA SENIOR LIVING, INC., a Delaware corporation
(f/k/a Capital Senior Living Corporation)

By:	/s/ Brandon M. Ribar
Name:	Brandon M. Ribar
Its:	Chief Executive Officer and President

Date:	9/29/23

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

FANNIE MAE:

FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States

By:	/s/ Roy Miller
Name: Roy Miller
Title: Assistant Vice President

[Signatures Continue on Next Page]

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

LENDER:

BERKADIA COMMERCIAL MORTGAGE LLC,
a Delaware limited liability company

By:	/s/ Julie Gschwind
Name: Julie Gschwind
Title: Authorized Representative

Waiver and Third Amendment to Master Credit Facility Agreement	Signature Page

SCHEDULE 1

Borrower Affiliates

1.	Triad Senior Living I, L.P., a Texas limited partnership (“Triad I”);

2.	Triad Senior Living II, L.P., a Texas limited partnership (“Triad II”);

3.	Triad Senior Living IV, L.P., a Texas limited partnership (“Triad IV”);

4.	Triad Senior Living V, L.P., a Texas limited partnership (“Triad V”);

5.	CSL Vintage, LLC, a Delaware limited liability company (“CSL Vintage”);

6.	CSL Plymouth, LLC, a Delaware limited liability company (“CSL Plymouth”);

7.	CSL Green Bay, LLC, a Delaware limited liability company (“CSL Green Bay”);

8.	CSL Springfield MA, LLC, a Delaware limited liability company (“CSL Springfield”);

9.	CSL Cincinnati, LLC, , a Delaware limited liability company (“CSL Cincinnati”);

10.	CSL Miami, LLC, a Delaware limited liability company (“CSL Miami”); and

11.	CSL Levis Commons, LLC, a Delaware limited liability company (“CSL Levis Commons”).

Waiver and Third Amendment to Master Credit Facility Agreement	Schedule 1

SCHEDULE 2

Related Loan Agreements

1. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and Original Lender, relating to the Waterford on Huebner;

2. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and Original Lender relating to the Waterford at Fort Worth;

3. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad II and Original Lender relating to the Waterford at Plano;

4. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and Original Lender relating to the Waterford at Thousand Oaks;

5. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and Original Lender relating to the Waterford at Mesquite;

6. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad II and Original Lender relating to the Waterford at Fairfield;

7. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and Original Lender relating to the Waterford at Mansfield;

8. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and Original Lender relating to the Wellington at North Richland Hills;

9. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and Original Lender relating to the Wellington on Highland Colony;

10. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and Original Lender relating to the Wellington at Arapaho;

11. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad V and Original Lender relating to the Waterford at Ironbridge;

Waiver and Third Amendment to Master Credit Facility Agreement	Schedule 2

12. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and Original Lender relating to the Waterford on Huebner;

13. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and Original Lender relating to the Waterford at Fort Worth;

14. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and Original Lender relating to the Waterford at Thousand Oaks;

15. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of November 30, 2018 by and between Triad I and Original Lender relating to the Waterford at Mesquite;

16. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad II and Original Lender relating to the Waterford at Fairfield;

17. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad IV and Original Lender relating to the Waterford at Mansfield;

18. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad IV and Original Lender relating to the Wellington at North Richland Hills;

19. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad V and Original Lender relating to the Waterford at Ironbridge;

20. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of May 31, 2013 by and between CSL Vintage and Original Lender relating to the Vintage Senior Living Campus;

21. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of May 31, 2013 by and between CSL Plymouth and Original Lender relating to Libby’s House;

22. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of January 13, 2015 by and between CSL Green Bay and Original Lender relating to Brookview Meadows;

Waiver and Third Amendment to Master Credit Facility Agreement	Schedule 2

23. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of September 30, 2016 by and between CSL Springfield and Original Lender relating to the Wellington at Springfield;

24. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of November 2, 2016 by and between CSL Cincinnati and Original Lender relating to the Wellington at North Bend Crossing;

25. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 30, 2014 by and between CSL Miami and Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”) relating to the Wellington at Dayton;

26. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of March 5, 2015 by and between CSL Levis Commons and Wells Fargo relating to the Waterford at Levis Commons; and

27. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of December 15, 2016 by and between CSL Levis Commons and Wells Fargo relating to the Waterford at Levis Commons.

Waiver and Third Amendment to Master Credit Facility Agreement	Schedule 2

SCHEDULE 3

Specified Defaults

Each payment default that has occurred prior to the Third Amendment Effective Date arising from making a payment under the Master Agreement other than on the terms of the Master Agreement.

Waiver and Third Amendment to Master Credit Facility Agreement	Schedule 3

EXHIBIT A

Schedule 21

Capital Expenditure Schedule

Waiver and Third Amendment to Master Credit Facility Agreement	Exhibit A